                                                                     EXHIBIT 5.9
                             FUTRO & TRAUERNICHT LLC
                         Attorneys and Counselors at Law


                                   ALAMO PLAZA
                      1401 SEVENTEENTH STREET - 11TH FLOOR
                             DENVER, COLORADO 80202

                            TELEPHONE (303) 295-3360
                            FACSIMILE (303) 295-1563         WITH OFFICES IN
                                                             ---------------
                                futrofirm@aol.com
                                                         LOS ANGELES, CALIFORNIA

                                  July 29, 1999


Board of Directors
TeleServices Internet Group Inc.
100 Second Avenue South, Suite 1000
St. Petersburg, FL  33701

Gentlemen:

         You have requested our opinion, as counsel for TeleServices Internet Group Inc., a Florida corporation (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, filed by the Company with the Securities and Exchange Commission for the sale of 40,948,039 shares (the "Registered Shares") of common stock, $.0001 par value (the "Common Stock"), by the selling securityholders named in the previous registration statement on Form SB-2 (file no. 333-78077) that they have or may acquire upon conversion of the Company's Convertible Debentures (the "Debentures") and upon exercise of Common Stock Purchase Warrants (the "Warrants").

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing and in reliance thereon, we are of the opinion that the Registered Shares issued or issuable upon the conversion of the Debentures and upon exercise of the Warrants in accordance with their respective terms, when issued, will be duly and validly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Sincerely,

                                             /s/ FUTRO & TRAUERNICHT LLC